                                                                    Exhibit 23.2


Consent Of Independent Public Accountants

We hereby consent, as independent public accountants, to the use of our audit report of September 6, 1996, on the financial statements of Information Management Resources (India) Limited (and to all references to our Firm) included in or made a part of this United States Securities and Exchange Commission Form S-1 Registration Statement under the Securities Act of 1933 File
No. 333-        (in connection with the offering of 3,450,000 shares of common stock) of Information Management Resources, Inc.


                                         ARTHUR ANDERSEN & ASSOCIATES

Bombay, India
July 3, 1997